UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2024

Paragon 28, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-40902	27-3170186
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14445 Grasslands Drive Englewood, Colorado	80112
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (720) 399-3400

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	FNA	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On August 8, 2024, Paragon 28, Inc. (“Paragon 28” or the “Company”) issued a press release announcing its financial results for the second quarter ended June 30, 2024. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 2.02 of this Current Report on Form 8-K and the Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), or incorporated by reference in any filing of Paragon 28 under the Securities Act or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(1)	Effective August 5, 2024, Chadi Chahine, age 51, has been appointed as Chief Financial Officer (“CFO”) and EVP of Supply Chain Operations of Paragon 28. Mr. Chahine will become a member of the Company’s executive leadership team, reporting directly to Albert DaCosta, Chief Executive Officer and will lead all aspects of the Company’s finance function including business planning and analysis, accounting, SEC reporting, internal audit, tax, and treasury as well as its information technology and operations teams. Kristina Wright has concurrently stepped down as Interim Chief Financial Officer and will continue as a member of the Company’s Board of Directors.

Mr. Chahine brings over 25 years of extensive global experience in finance and business operations, including a proven track record in the orthopedic industry. Prior to joining the Company, Mr. Chahine served as Group CFO of the Global Business Group for Zimmer Biomet Holdings Inc. (“Zimmer Biomet”), where he oversaw $7 billion in revenue and had full P&L, balance sheet, and commercial finance responsibilities, for all geographic regions. During his tenure at Zimmer Biomet, Mr. Chahine helped drive record revenue and profit in 2022 and 2023 and identified additional efficiencies in inventory and research & development investments. Prior to Zimmer Biomet, Mr. Chahine served as Chief Operating Officer and CFO of Global Stanley Security at Stanley Black & Decker prior to the business’s $4.1 billion sale. He was also previously CFO at CIRCOR International, leading takeover defense efforts and implementing significant cost-saving measures. Furthermore, he held divisional CFO roles at Smith+Nephew responsible for International Markets and the US where he led initiatives to accelerate sustainable growth. Mr. Chahine holds a Bachelor of Commerce in Accounting from Université du Québec à Montréal and a Bachelor of Science in Math and Economics from Université de Montréal.

Pursuant to his Employment Agreement, Mr. Chahine will receive an annual base salary of $550,000. Mr. Chahine will receive a sign-on cash bonus of $300,000, which will be paid in $60,000 increments starting with his appointment date and thereafter every six (6) months until August 5, 2026. Mr. Chahine is also eligible to participate in the Company’s Performance Based Bonus Plan. His target performance bonus is equal to 70% of his base salary. The Company will also grant equity comprising restricted stock units (“RSUs”) and performance stock units (“PSUs”) covering a number of shares of the Company’s common stock with an aggregate value of $3,800,000, based on the thirty-day closing trading average of a share of Company common stock prior to the date of grant and rounded down the nearest whole share. The equity will be granted in accordance with the Company’s 2021 Incentive Award Plan, as amended. The RSUs will vest with respect to 25% of the RSUs on each anniversary of the date of grant, subject to Mr. Chahine’s continuing service with the Company through the applicable vesting date. The PSUs are subject to service and performance-vesting conditions and will vest following the end of the defined performance period. Each RSU and PSU represents the right to receive a share of Company common stock upon vesting.

There are no arrangements or understandings between Mr. Chahine and any other persons pursuant to which he was appointed as an officer, and Mr. Chahine has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Chahine does not have a family relationship with any member of the Board or any executive officer of the Company.

(2)	Effective August 6, 2024, as part of the Company’s broader operational efficiency strategy, Albert DaCosta, Chief Executive Officer, is eliminating his salary increase and forfeiting his annual bonus for 2024. Matt Jarboe, Chief Commercial Officer, Drew Hill, EVP, Research and Development, Robert McCormack, General Counsel, Matthew Millard, Chief Human Resources Officer, and Matt Brinckman, SVP, Strategy and Investor Relations are each capping their target annual bonuses to 50%. These executives described above will have the ability to earn back the remaining 50% of their target bonus upon achievement of certain revenue and adjusted cash flow measures.

Item 7.01 Regulation FD Disclosure.

On August 8, 2024, the Company announced an operational efficiency strategy targeted at optimizing the organizational structure, minimizing costs and preserving cash without compromising revenue growth opportunities. This strategy was initiated in the second quarter of 2024 and is expected to result in durable savings for the rest of 2024 and in 2025. Management has determined that this operational efficiency strategy will not result in the Company incurring material charges. This operational efficiency strategy includes:

■	An approximately 7% reduction in work force expected to take place in August of 2024, and is intended to result in up to $8 million in annualized savings offset by approximately $1 million in severance costs;

■	Detailed review and optimization of functional costs and controls;

■	An inventory burn-down plan; and

■	One-time realignment of executive compensation for 2024 (as described above).

On August 8, 2024, the Company posted a presentation to its website relating to the Company’s quarterly discussion of its financial profile, market strategy, products and recent developments. A copy of the presentation is attached as Exhibit 99.2 to this Current Report on Form 8-K.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.2, shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section or Section 11 and 12(a)(2) of the Securities Act. The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.2, shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, except as expressly set forth by specific reference in such a filing.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains certain “forward-looking” statements as that term is defined by Section 27A of the Securities Act and Section 21E of the Exchange Act. Statements that are predictive in nature, that depend on or relate to future events or conditions, or that include words such as “believes,” “anticipates,” “expects,” “may,” “will,” “would,” “should,” “estimates,” “could,” “intends,” “plans” or other similar expressions are forward-looking statements, including the Company’s preliminary financial results for the quarter ended June 30, 2024, and the Company’s operational efficiency strategy. These forward-looking statements are based on the Company’s current assumptions, expectations and beliefs and are subject to numerous risks, including, among other things, factors relating to uncertainties as to any difficulties with respect to the Company's operational efficiency strategy, including expenses associated such strategy; the effect of the announcement of the Company's operational efficiency strategy on the Company's ability to retain and hire key personnel and to maintain relationships with customers, suppliers and other business partners; risks related to the possible diversion of management’s attention as a result of the Company's operational efficiency strategy; uncertainties as to the Company's ability and the amount of time necessary to realize the expected benefits of the Company's operational efficiency strategy; and those set forth under the caption “Risk Factors” in the Company’s most recent filings with the Securities and Exchange Commission, as well as other uncertainties, assumptions and changes in circumstances that may cause the Company’s actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this Current Report on Form 8-K.

Further information on these and other factors that could affect the Company’s financial results and the forward-looking statements in this Current Report on Form 8-K is included in the Company’s filings with the Securities and Exchange Commission, including, among others, the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2023, particularly under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit
99.1	Press Release, dated August 8, 2024
99.2	Company Presentation, dated August 8, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARAGON 28, INC.

Date: August 8, 2024	By:	/s/ Robert S. McCormack
General Counsel & Corporate Secretary